SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934.

Date of Report (Date of Earliest Event Reported): February 8, 2005

THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14260	65-0043078

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida	33487

(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (561) 893-0101

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

     On February 8, 2005, The GEO Group, Inc. (“GEO”) determined that it will restate its financial statements for fiscal years 2003 and 2002 to correct an accounting error related to its accruals for vacation expenses over the periods earned during prior historical periods. The restatement will bring GEO’s accounting treatment for vacation expenses into compliance with generally accepted accounting principles. The restatement was approved by the audit committee of GEO’s board of directors upon the recommendation of GEO’s senior management.

     The table below sets forth the income statement adjustments resulting from the restatement (dollars in millions, except per share data).

	Year Ended 2003			Year Ended 2002

	Op Exp	Net Inc	EPS	Op Exp	Net Inc	EPS

As reported	$474.7	$45.3	$2.86	$442.0	$21.5	$1.01
Adjustments	0.6	(0.4)	(0.02)	0.4	(0.2)	(0.01)
Restated	$475.3	$44.9	$2.84	$442.4	$21.3	$1.00

     GEO also estimates that the restatement will cause adjustments to its 2003 balance sheet in order to reflect an increase in its deferred tax assets and accrued expenses of $1.3 million and $3.2 million, respectively, and a reduction in shareholders’ equity of $1.9 million.

     GEO has determined that the internal control deficiency that gave rise to this restatement constitutes a material weakness, as defined by the PCAOB’s Auditing Standard No. 2. Consequently, GEO’s management will be unable to conclude in its Form 10-K for fiscal year 2004 that GEO’s internal controls over financial reporting were effective as of January 2, 2005. GEO’s management has discussed this material weakness with both GEO’s audit committee and its independent auditors, who have concurred in this determination. GEO believes that the restatement, together with the continued application of proper accounting principles to GEO’s employee vacation accruals, will fully remediate the material weakness which resulted in the restatement.

     GEO plans to file the restated financial statements for fiscal years 2003 and 2002 with its Form 10-K for the year ended January 2, 2005. Investors are cautioned not to rely on GEO’s historical financial statements for fiscal years 2003 and 2002 until that Form 10-K has been filed.

     While GEO is not aware of any other accounting issues requiring adjustment to any prior period financial statements, there can be no assurances that there will be no further adjustments to GEO’s historical financial statements as the process of completing the audits of GEO’s financial statements for the year ended January 2, 2005 is still ongoing at this time.

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     GEO is presently unaware of any evidence that the restatement is due to any material noncompliance by GEO, as a result of misconduct, with any financial reporting requirement under the securities laws.

     Section 9 – Financial Statements and Exhibits

     Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits

None.

This Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. “Forward-looking” statements are any statements that are not based on historical information. Statements other than statements of historical facts included in this Form 8-K, including, without limitation, statements regarding GEO’s future financial position, business strategy, budgets, projected costs, earnings guidance or plans and objectives of management for future operations, are “forward-looking” statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” or “continue” or the negative of such words or variations of such words and similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements and GEO can give no assurance that such forward-looking statements will prove to be correct. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this Form 8-K include, but are not limited to: (1) the risk that items identified during the completion of GEO’s audit will cause GEO to fail to meet its fourth quarter and/or full fiscal year 2004 earnings guidance; (2) the risk that GEO will be unable to properly account for its employee vacation accruals on a going-forward basis; and (3) other factors contained in GEO’s Securities and Exchange Commission filings, including the forms 10-K, 10-Q and 8-K reports. GEO undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2005

The GEO Group, Inc.
/s/ John G. O’Rourke
Name:	John G. O’Rourke
Title:	Senior Vice President Chief Financial Officer

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